UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2022

IVEDA SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-41345	20-2222203
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1744 S. Val Vista, Suite 213 Mesa, Arizona	85204
(Address of Principal Executive Offices)	(Zip Code)

(480) 307-8700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	IVDA	The Nasdaq Stock Market, LLC
Common Stock Purchase Warrants	IVDAW	The Nasdaq Stock Market, LLC

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 18, 2022, Iveda Solutions, Inc. (“IVEDA” or the “Company”) received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, based on the closing bid price of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), for the last 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days. The Notice has no immediate effect on the listing of the Common Stock on The Nasdaq Capital Market and, at this time, the common stock will continue to trade on the Nasdaq Capital Market under the symbol “IVDA”. Pursuant to the Nasdaq Listing Rules, the Company has been provided an initial compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement.

To regain compliance, the closing bid price of the Common Stock must be at least $1.00 per share for a minimum of 10 consecutive trading days prior to April 17, 2023, and the Company must otherwise satisfy The Nasdaq Capital Market’s requirements for listing. If the Company does not regain compliance by April 17, 2023, the Company may be eligible for an additional 180 calendar day compliance period if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If the Company does not qualify for the second compliance period or fails to regain compliance during the second compliance period, then Nasdaq will notify the Company of its determination to delist the Company’s common stock, at which point the Company will have an opportunity to appeal the delisting determination to a Hearings Panel.

The Company intends to monitor the closing bid price of the Common Stock and consider its available options to resolve the noncompliance with the Minimum Bid Price Requirement. There can be no assurance that the Company will be able to regain compliance with The Nasdaq Capital Market’s continued listing requirements or that Nasdaq will grant the Company a further extension of time to regain compliance, if applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVEDA SOLUTIONS, INC.

Date: October 21, 2022	By:	/s/ Robert J. Brilon
	Name:	Robert J. Brilon
	Title:	Chief Financial Officer